Exhibit (77)(M)

Registrant incorporates by reference the Registrant's N-14 Registration Statement filed on September 6, 2002 (Accession #0000905116-02-002065), the Registrant's Annual Report dated November 30, 2002 and the attached Board resolutions.

  PROPOSED RESOLUTIONS RELATING TO THE REORGANIZATION OF DEUTSCHE REAL ESTATE SECURITIES FUND, INC. ("DEUTSCHE FUND") INTO RREEF RREAL ESTATE SECURITIES FUND
               ("RREEF FUND"), A SERIES OF RREEF SECURITIES TRUST

                     (To be voted on by the Board Trustees)

RESOLVED, that the transfer of substantially all of the assets of the Deutsche Fund to the RREEF Fund in exchange solely for the shares of common stock of the RREEF and the discharge by the Deutsche Fund and assumption by the RREEF Fund of the stated liabilities of the Deutsche Fund, the distribution of shares of the RREEF Fund to the shareholders of the Deutsche Fund in liquidation of the Deutsche Fund, (the "Reorganization") be, and it hereby is authorized and approved, and that the officers of the RREEF Fund be, and each of them hereby is, authorized to take such actions and to execute such documents as such officer may deem necessary or appropriate in order to effectuate the Reorganization, subject to shareholder approval of and satisfaction of the terms and conditions of the Reorganization Agreement as defined in the next succeeding resolution.

RESOLVED, that the Agreement and Plan of Reorganization by and between the RREEF Fund and the Deutsche Fund providing for the Reorganization (the "Reorganization Agreement"), in substantially the form presented to this meeting, with such changes and additions as any officer of the RREEF Fund, on the advice of counsel or otherwise, may approve, such approval being conclusively proven by the execution of the Reorganization Agreement by such officer, be and it hereby is approved; that the officers of the RREEF Fund be, and each of them hereby is, subject to shareholder approval of the Reorganization Agreement, authorized to execute and deliver the Reorganization Agreement and any related documents; and that the execution by the RREEF Fund of the Reorganization Agreement and any related documents, and the transactions contemplated thereby and any and all acts necessary in connection therewith, the necessity and desirability thereof being conclusively proven by the action taken by the appropriate officers of the RREEF Fund on behalf of the RREEF Fund be, and it hereby is, authorized, approved and directed, subject in all cases to shareholder approval of the Reorganization Agreement.

RESOLVED, that participation by the RREEF Fund in the Reorganization is in the best interests of such Fund and that the interests of existing shareholders of the RREEF Fund will not be diluted as a result of the effecting of such transactions by the RREEF Fund; and that the Board has considered the following factors in making this determination: (i) the terms and conditions of the Reorganization Agreement and whether the Reorganization would result in dilution of shareholder interests, (ii) the costs estimated to be incurred by the RREEF Fund as a result of the Reorganization, (iii) efficiencies as a result of being part of a larger fund, (iv) the tax consequences of the Reorganization.

RESOLVED, that the proper officers of the RREEF Fund be, and each of them hereby is, authorized and directed, for and on behalf of such Fund to take all action, execute all documents, and make any filings with the Securities and Exchange Commission or the states, which they may deem to be necessary or appropriate, the necessity or propriety thereof being conclusively proven by the action taken by such officer, to effectuate each of the foregoing resolutions and to carry out the purposes thereof.

          After a detailed discussion and upon motion duly made and seconded, the following resolutions were unanimously adopted by the Board of the Real Estate Securities Fund, Inc.:

WHEREAS, Deutsche Asset Management has recommended the reorganization of Real Estate Securities Fund, Inc. ('Real Estate'), a Maryland corporation, into the RREEF Real Estate Securities Fund, a Series of RREEF Securities Trust ('RREEF'), a Delaware business trust;

NOW THEREFORE BE IT RESOLVED, that the transfer of substantially all of the assets of Real Estate to RREEF, in exchange solely for corresponding Class A, Class B or Institutional Shares of beneficial interest, as appropriate, of RREEF (the 'Corresponding Shares') and the discharge by Real Estate and the assumption by RREEF of the stated liabilities of Real Estate, the distribution of the Corresponding Shares to the shareholders of RREEF in liquidation of Real Estate, (the 'Reorganization') be, and it hereby is authorized and approved; and that the officers of Real Estate be, and each of them hereby is, authorized to take such actions and to execute such documents as such officer may deem necessary or appropriate in order to effectuate the Reorganization, subject to shareholder approval of and satisfaction of the terms and conditions of the Reorganization Agreement as defined in the next succeeding resolution;

FURTHER RESOLVED, that the Agreement and Plan of Reorganization by and between Real Estate and RREEF providing for the Reorganization (the 'Reorganization Agreement'), in substantially the form presented to this meeting, with such changes and additions as any officer of Real Estate, on the advice of counsel or otherwise, may approve, such approval being conclusively proven by the execution of the Reorganization Agreement by such officer, be and it hereby is approved; that the officers of Real Estate be, and each of them hereby is, subject to shareholder approval of the Reorganization Agreement, authorized to execute and deliver the Reorganization Agreement and any related documents; and that the execution by Real Estate of the Reorganization Agreement and any related documents, and the transactions contemplated thereby and any and all acts necessary in connection therewith, the necessity and desirability thereof being conclusively proven by the action taken by the appropriate officer of Real Estate on behalf of Real Estate be and it hereby is authorized, approved and directed, subject in all cases to shareholder approval of the Reorganization Agreement;

FURTHER RESOLVED, that participation by Real Estate in the Reorganization is in the best interests of such fund and its shareholders and that the interests of existing shareholders of Real Estate will not be diluted as a result of the effecting of such transactions by Real Estate; and that the Board has considered the following factors, among others, in making this determination; (1) the similarities of the investment objectives and policies of Real Estate and RREEF; (2) the fact that the expense ratios of Real Estate and RREEF are the same; (3) the past performance of Real Estate and RREEF under separate management and that the Funds will have the same portfolio managers; (4) the asset levels of Real Estate and RREEF and the possible economies of scale and managerial efficiencies that could result from combining them into a single, larger fund; (5) the tax-free nature of the Reorganization; and (6) the fact that Deutsche Asset Management has agreed to pay the costs associated with the Reorganization.

FURTHER RESOLVED, that a Special Meeting of Shareholders of Real Estate be, and it hereby is, called to be held at The Alex. Brown Building on October 17, 2002 at 2:30 p.m. for shareholders to consider and take action on the approval of the terms of an Agreement and Plan of Reorganization between Real Estate and RREEF and the transactions contemplated therein, and such other matters as may properly come before said meeting or any adjournment or adjournments thereof; and that it is hereby recommended that such shareholders approve the Reorganization Agreement at said meeting;

FURTHER RESOLVED, that the officers of Real Estate be, and each of them hereby is authorized to prepare and file the form of notice of shareholders' meeting, proxy statement and proxy card (collectively 'Proxy Materials'), relating to the Reorganization and such other matters as any officer of Real Estate may deem appropriate with the Securities and Exchange Commission as part of the registration statement on Form N-14 of RREEF; and that the officers of Real Estate be, and each of them hereby is, authorized to mail the Proxy Materials to shareholders of Real Estate;

FURTHER RESOLVED, that the close of business on August 9, 2002 be and it hereby is fixed as the record date for the determination of shareholders of Real Estate who shall be entitled to notice of and to vote at the Special Meeting of Shareholders or any adjournment or adjournments thereof;

FURTHER RESOLVED, that Bruce A. Rosenblum, Tammie Lee, and Savonne L. Ferguson, and each or any of them be and they hereby are designated to appear, vote and act as proxies, with powers of substitution, on behalf of the shareholders of Real Estate at the Special Meeting of Shareholders or at any adjournment or adjournments thereof, and to do all things, execute all documents and perform all acts as fully as could be done if said shareholders whom they represent were personally present;

FURTHER RESOLVED, that the proper officers of Real Estate be, and each of them hereby is, authorized and directed, on behalf of such fund, to take all action and execute all documents which they may deem to be necessary or appropriate, the necessity or propriety thereof being conclusively proven by the action taken by such officer, to completely liquidate and terminate said fund under the laws of the State of Maryland and under federal law in conjunction with the Reorganization, including satisfying any legal or other obligations in connection therewith; and

FURTHER RESOLVED, that the proper officers of Real Estate be, and each of them hereby is, authorized and directed, for and on behalf of such fund to take all action, execute all documents, and make any filings with the Securities and Exchange Commission or the states, which they may deem to be necessary or appropriate, the necessity or propriety thereof being conclusively proven by the action taken by such officer, to effectuate each of the foregoing resolutions and to carry out the purposes thereof.

RESOLVED, that the proper officers of Real Estate, and each of them hereby is, authorized and directed, to provide notice to LaSalle Investment Management (Securities) L.P. ('LaSalle') to terminate the Sub-Advisory Agreement by and among Real Estate, Investment Company Capital Corp. and LaSalle.